PROSPECTUS AND      	        		PRICING SUPPLEMENT NO. 11
PROSPECTUS SUPPLEMENT,		       Effective at 2:00 PM ET
each dated January 12, 1999   	June 15, 1999
CUSIP: 24422ELA5			            Commission File No.: 333-69601
                          					Filed pursuant to Rule 424(b)(3)


		U.S. $2,347,850,000

	John Deere Capital Corporation

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
                          commencing on September 15,
                          1999, and at Maturity

PRINCIPAL AMOUNT:         $25,000,000

DATE OF ISSUE:        				June 18, 1999

MATURITY DATE:        				June 19, 2000

INTEREST RATE:        				5.64% PER ANNUM

REDEMPTION PROVISIONS: 			NONE

PLAN OF DISTRIBUTION:  			Salomon Smith Barney
                          has purchased the Senior Notes as
                          principal at a price of 100.00% of
                          the aggregate principal amount of
                          the Senior Notes.




Salomon Smith Barney